EXHIBIT 23-A


                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 8,000,000 shares of FON common stock and 8,000,000 shares of PCS common stock for the Sprint Corporation 1990 Stock Option Plan of our report dated February 5, 2003, with respect to the consolidated financial statements and schedule of Sprint Corporation, included in Sprint Corporation's Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP


Kansas City, Missouri
March 5, 2003